UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2009
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     On April 27, 2009, Encore Acquisition Company (the “Company”) issued and sold $225 million aggregate principal amount of 9.50% Senior Subordinated Notes due 2016 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of November 16, 2005 (the “Original Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (“Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of April 27, 2009 (the “Third Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Company, the subsidiary guarantors of the Company party thereto and the Trustee.
     There is no sinking fund for the Notes. The Notes are senior subordinated unsecured obligations of the Company, rank equally with the Company’s existing and future senior subordinated indebtedness, and are subordinate to the Company’s obligations under its existing revolving credit facility and any of the Company’s existing and future senior indebtedness. The payment of the principal, interest and premium on the Notes is fully and unconditionally guaranteed on a senior subordinated basis by the Company’s existing and some of its future restricted subsidiaries.
     The Company will pay interest on the Notes on May 1 and November 1 of each year, beginning on November 1, 2009. The Notes mature on May 1, 2016.
     Prior to May 1, 2012, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued, including any additional Notes that the Company may issue, from the proceeds of certain equity offerings at a redemption price of 109.50% of the principal amount of the Notes, plus accrued and unpaid interest. Prior to May 1, 2013, the Company may redeem the Notes as a whole at a redemption price that includes a make-whole premium and accrued and unpaid interest to the date of redemption. On or after May 1, 2013, the Company may redeem some or all of the Notes at any time at specified redemption prices, plus accrued and unpaid interest to the date of redemption.
     The Notes also contain a provision allowing the holders thereof to require the Company to purchase some or all of those Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, upon the occurrence of specified change of control events.
     The Company and its restricted subsidiaries are subject to certain negative and financial covenants under the Indenture. The provisions of the Indenture limit the Company’s and its restricted subsidiaries’ ability to, among other things:
•	incur additional indebtedness;

•	pay dividends on the Company’s capital stock or redeem, repurchase, or retire the Company’s capital stock or subordinated indebtedness;

•	make investments;

•	incur liens;

•	create any consensual limitation on the ability of the Company’s restricted subsidiaries to pay dividends, make loans, or transfer property to the Company;

•	engage in transactions with affiliates;

•	sell assets, including capital stock of the Company’s subsidiaries; and

•	consolidate, merge, or transfer assets.
     The covenants in the Notes are substantially similar to the covenants in the Company’s existing senior subordinated notes, except for changes in redemption premiums and date-specific references.

     The Indenture also contains customary events of default. Under the Indenture, events of default include, but are not limited to, the following:
•	default for 30 days in payment of interest on the Notes;

•	default in payment of principal on the Notes at maturity (including upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise);

•	failure by the Company or any subsidiary guarantor to comply with its covenants in the Indenture, in certain cases subject to notice and grace periods;

•	failures to pay at maturity (after applicable grace periods) and accelerations of other indebtedness of the Company, the subsidiary guarantors or any significant subsidiary (other than non-recourse purchase money indebtedness) if the amount of such indebtedness unpaid or accelerated exceeds $10.0 million, provided that such default is not cured or waived, or such acceleration is not rescinded, or such indebtedness is not repaid, within a period of 10 days from the continuance of such default beyond the applicable grace period or the occurrence of such acceleration;

•	certain events of bankruptcy or insolvency with respect to the Company, a subsidiary guarantor, or a significant subsidiary;

•	certain judgments or decrees for the payment of money in excess of $10.0 million above the coverage under applicable insurance policies and indemnities under certain circumstances and after applicable grace periods; and

•	certain defaults with respect to subsidiary guaranties.
     Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately. Other events of default require action by the Trustee and the holders of at least 25% in principal amount of the outstanding Notes.
     The Company will use the net proceeds of the offering of the Notes to repay indebtedness outstanding under its revolving credit facility. As a result, more than 10% of the net proceeds of the offering will be paid to certain affiliates of the underwriters. Accordingly, the offering was conducted in accordance with the applicable requirements of Rule 5110 of the Financial Industry Regulatory Authority. Certain of the underwriters and their affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial, and commercial services for the Company and its subsidiaries for which they have in the past received, and may in the future receive, customary fees, and reimbursement of expenses.
     A copy of the Original Indenture, the Third Supplemental Indenture and the form of Note are attached hereto as Exhibits 4.1, 4.2, and 4.3, respectively. This summary description of the Original Indenture, Third Supplemental Indenture and form of Note does not purport to be complete and is qualified in its entirety by reference to the Original Indenture, the Third Supplemental Indenture and the form of Note, which are incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
4.1	Indenture dated as of November 16, 2005 between the Company and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2005).

4.2	Third Supplemental Indenture dated as of April 27, 2009 among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 9.50% Senior Subordinated Notes due 2016.

4.3	Form of 9.50% Senior Subordinated Note due 2016 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: May 1, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Indenture dated as of November 16, 2005 between the Company and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2005).

4.2
Third Supplemental Indenture dated as of April 27, 2009 among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, with respect to the 9.50% Senior Subordinated Notes due 2016.

4.3	Form of 9.50% Senior Subordinated Note due 2016 (included as Exhibit A to Exhibit 4.2 above).